Media Contact:
Dana M. Harris
Napster
310-281-5073
dana.harris@napster.com

Investor Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group, for Napster
(415) 217-7722
alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

NAPSTER REPORTS FIFTH CONSECUTIVE QUARTER OF DOUBLE-DIGIT REVENUE GROWTH; ANNOUNCES UPCOMING LAUNCH OF NAPSTER JAPAN

LOS ANGELES, Calif. - August 3, 2005 - Napster (Nasdaq: NAPS), the biggest brand in digital music, today reported financial results for its fiscal first quarter ended June 30, 2005.

“Napster continues to make strong progress as we recorded our fifth consecutive quarter of double-digit revenue growth and signed significant strategic partnerships with some of the world’s leading technology companies including XM Satellite Radio, Ericsson and Dell. These partnerships continue to validate the global strength of the Napster brand and are critical building blocks as we grow our business and enable users to access Napster beyond the PC through an increasing number of MP3 players and via cell phones,” said Chris Gorog, Napster’s chairman and CEO.

Napster 1Q06 Earnings Release, 8/3/05	Page 2

In a separate release, Napster also announced a joint venture to launch Napster Japan with Tower Records Japan (TRJ), the leading music retailer in Japan, within the next 12 months. The new venture will initially operate out of Tower’s Tokyo headquarters under the guidance of a dedicated board of directors chaired by TRJ CEO Hiroyuki Fushitani. The announcement earmarks Japan as Napster’s next major market after the U.S., UK, Canada, and soon-to-be-launched Germany.

Net revenue from continuing operations for the first quarter of fiscal 2006 grew to $21.0 million, 167% over the prior year quarter and a 21% increase from $17.4 million in the fourth quarter of fiscal 2005.  Net loss from continuing operations, after income taxes, was ($19.9) million for the first quarter of fiscal 2006, or ($0.46) per basic and diluted share, compared to net losses from continuing operations, after income taxes, of ($7.6) million or ($0.22) per basic and diluted share in the first quarter of fiscal 2005 and ($24.1) million or ($0.59) per basic and diluted share in the fourth quarter of fiscal 2005.

For the three month period ended June 30, 2005, the number of Napster paid subscribers, excluding university subscribers on summer break, grew by 13% quarter over quarter and almost 300% versus the same period last year despite seasonal slowdowns within the music and Internet sectors. Napster total paid subscribers, excluding university subscribers, grew from 356,000 to 402,000 during the period.

Napster ended the first quarter with $126.6 million in cash, cash equivalents and short-term investments, plus $14.2 million in value of shares of Sonic Solutions stock, including the associated hedge, for a total of $140.8 million.

Business Outlook
For the second quarter of fiscal 2006 Napster expects to report revenue in the range of $21 million to $23 million. “We are projecting modest growth in the September quarter based on the soft summer Internet usage patterns we experienced last year. While we are not providing specific guidance past the September quarter, we do expect to accelerate growth in the second half of our fiscal year based on the availability of a large number of new Napster-compatible MP3 players, the launch of our XM + Napster service and overall consumer spending patterns in the holiday period and beyond. Additionally, we look forward to announcing a number of new strategic initiatives later this calendar year designed to create new revenue streams, improve margins and accelerate our path to profitability,” concluded Gorog.

Napster 1Q06 Earnings Release, 8/3/05	Page 3

Corporate Highlights

Napster recently:

▪
Entered into an exclusive, multi-year, strategic partnership with XM Satellite Radio that will take the digital music experience to a new level through unprecedented integration of satellite and online music services. The collaboration will debut with the launch of “XM + Napster,” the first digital music service to give XM’s 4.4 million subscribers fully-integrated, on-demand access as well as the option to purchase music played on XM Satellite Radio.

▪
Teamed with Dell to help colleges and universities offer students a legal way to download music files. The offering combines Napster’s digital music service with Dell PowerEdge™ 1855 blade servers to help institutions increase network bandwidth availability while providing students with a premium, legal digital music service virtually free of the viruses, spyware and other security risks that often accompany the downloading of unauthorized music.

▪	Announced a global partnership with Ericsson, the world's leading telecommunications supplier, to offer the first complete, fully integrated digital music service available for mobile operators.
▪	Announced sales of more than 100,000 Napstertones since the mobile phone service was launched with Dwango Wireless on May 9th.
▪
Announced that it has increased the number of MP3 players and devices compatible with Napster To Go to over 25. These include the Treo(TM) 650 smartphone from Palm, Inc., Rio Carbon and ce2100 line of players, Samsung YH-925 and Samsung YH-820.

▪
Received the 2005 Internet Visionary Award from Wired Kids and The Wired Safety Group, the worlds largest Internet Safety Organization, recognizing Napster for revolutionizing the way children can access digital music in a legal environment based on the February 2005 introduction of Napster To Go.

Napster 1Q06 Earnings Release, 8/3/05	Page 4

Conference Call Information

The Napster first quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Wednesday, August 3, 2005. To participate on the live call, analysts and investors should dial 800-218-0713 at least ten minutes prior to the call. Napster will also offer a live and archived webcast of the conference call, accessible from the "Investor Relations" section of the company’s Web site at http://investor.napster.com.

About Napster
Napster, the biggest brand in digital music, is a subscription service that enables fans to freely sample the world’s largest and most diverse online collection of music and move an unlimited amount of songs to compatible MP3 players. Napster (www.napster.com) members have access to songs from all major labels and hundreds of independents and have more ways to discover, share and acquire new music and old favorites with community features like the ability to email tracks to friends and browse other members' collections. Napster also offers Napster Light, a "lighter" version of the service for those who just want to purchase songs and albums a la carte. Napster is currently available in the United States, Canada and the U.K. and is headquartered in Los Angeles with sales offices in New York, London and Frankfurt.

Safe Harbor Statement
Except for historical information, the matters discussed in this press release, in particular matters related to Napster’s future revenue and earnings, strategic partnerships, additional revenue opportunities, international expansion and interoperability with popular hardware devices are forward-looking statements that are subject to certain risks and uncertainties such as decreased demand for our products and services; flaws inherent in our products or services; failure of our products to interoperate with the hardware products of our customers;  intense competition; failure to maintain relationships with strategic partners and content providers; failure to successfully develop new products and services; general economic conditions and third party claims, that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 3, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov.  Napster assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2005 Napster, LLC. All rights reserved. Napster, the Napster Kitty Logo, Napster To Go and Napster Light are either trademarks or registered trademarks of Napster, LLC in the United States and/or other countries.

Napster 1Q06 Earnings Release, 8/3/05	Page 5

NAPSTER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(unaudited)

	June 30,	March 31,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$88,633	$135,416
Short-term investments	37,997	22,540
Investment in Sonic Shares	12,161	9,840
Accounts receivable, net of allowance for doubtful accounts of
$5 at June 30, 2005 and $6 at March 31, 2005	1,341	1,545
Investment hedge receivable	1,988	4,619
Prepaid expenses and other current assets	2,916	5,156
Total current assets	145,036	179,116

Property and equipment, net	4,829	5,337
Goodwill	34,658	34,658
Identifiable intangible assets, net	843	1,349
Other assets	418	422

Total assets	$185,784	$220,882

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,782	$6,547
Income taxes payable	3,796	4,125
Accrued liabilities	11,787	11,381
Deferred revenues	7,596	8,345
Deferred gain on divestiture	2,123	2,073
Short-term debt	113	15,110
Total current liabilities	32,197	47,581

Long term liabilities:
Long-term capital lease obligations	-	30
Deferred income taxes	1,928	1,696
Other long term liabilities	186	182
Total liabilities	34,311	49,489

Stockholders' equity:
Preferred stock, $0.001 par value; Authorized: 10,000,000 shares;
Issued and outstanding: none at June 30, 2005 and
none at March 31, 2005	-	-
Common stock, $0.001 par value; Authorized: 100,000,000 shares;
Issued and outstanding: 43,816,000 shares at June 30, 2005
and 42,961,000 at March 31, 2005	44	43
Additional paid-in capital	260,194	256,586
Deferred stock-based compensation	(4,013)	(533)
Accumulated deficit	(106,349)	(86,423)
Accumulated other comprehensive income	1,597	1,720
Total stockholders' equity	151,473	171,393

Total liabilities and stockholders' equity	$185,784	$220,882

Napster 1Q06 Earnings Release, 8/3/05	Page 6

NAPSTER INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2005	2004

Revenues:
Content	$20,751	$6,708
Hardware and license	250	1,159
Total revenue	21,001	7,867

Cost of revenues :
Content	14,256	5,316
Hardware and license	118	1,100
Amortization of purchased technologies	31	31
Total cost of revenues	14,405	6,447

Gross margin	6,596	1,420

Content gross margin %	31%	20%
Hardware and license gross margin %	53%	5%
Gross margin %	31%	18%

Operating expenses:
Research and development	3,195	2,887
Sales and marketing	16,272	4,295
General and administrative	6,196	4,863
Amortization of intangible assets	474	514
Total operating expenses	26,137	12,559

Loss from continuing operations	(19,541)	(11,139)

Other income (expense), net	(120)	(31)

Loss before provision for income taxes	(19,661)	(11,170)
Income tax benefit (provision)	(265)	3,587

Loss from continuing operations, after income taxes	(19,926)	(7,583)

Income from discontinued operations, net of tax effect	-	4,943

Net Loss	$(19,926)	$(2,640)

Earnings per share:

Net loss per share from continuing operations, after income taxes
Basic and diluted	$(0.46)	$(0.22)

Net income per share from discontinued operations
Basic and diluted	$-	$0.15

Net loss per share
Basic and diluted	$(0.46)	$(0.08)

Weighted average shares used in computing net
income (loss) per share
Basic and diluted	42,961	33,726